SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      March 18, 2002
(Date of earliest event reported)  (March 15, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On March 15, 2002, the Registrant issued the following press release:

CTC Announces Further Deployment of its Fiber Network and Local Dial Tone Services into Rhode Island

--CTC's Local Dial Tone and Fiber Deployment is on Target with Current Plan to be Completed by this Fall
--Rhode Island is the Company's Fifth Market Where Packet-Based Local Dial Tone is Now Available
--CTC's Packet-Based PowerPath(sm) Network using CTC-Owned Fiber Lowers Customer Costs and More than Doubles CTC Margins

Waltham, MA, March 15, 2002-CTC Communications Group Inc. (CTC)(Nasdaq NM:
CPTL)- announced it is now providing customers local dial tone services through access to its high-speed fiber via the Company's packet-based PowerPath(sm) Network for customers in Rhode Island.

Robert J. Fabbricatore, Chairman of the Board and Chief Executive Officer of CTC reported that Rhode Island joins Maine, Massachusetts, New Hampshire and Buffalo, New York, as the latest market where CTC is offering packet-based local dial tone services. He stated that the Company is on schedule in installing its fiber progressively throughout its current footprint in the Northeast and Mid-Atlantic States. The Company will then add local dial tone services in its target markets and expects that deployment will be completed by this fall.
Mr. Fabbricatore stated "CTC is migrating its Rhode Island customer base from currently leased interoffice facilities to the Company's owned fiber and placing its new customers directly onto the Company's packet-based PowerPath(sm) Network. CTC-owned fiber reduces the dependence on leased interoffice facilities, improves provisioning intervals from up to 90 days to approximately 30 days and significantly reduces network costs by reducing and eliminating leased facility expense, while at the same time improving operating efficiency. In addition, when a customer migrates from our off net service to our fiber network, CTC is able to reduce our customer costs while more than doubling the CTC margins on that revenue. It is truly a win/win proposition for both our customers and the Company."

Fabbricatore continued, "Local dial tone services coupled with fiber backbone facilities on our PowerPath(sm) Network are at the core of our advanced packet-based technology and business plan. The addition of local dial tone services in Rhode Island to our on-net product portfolio establishes the CTC packet-based network as a lower cost, 100% replacement for today's legacy voice, data and hybrid networks. When CTC offers local services in a new area, new CTC customers have included the new service in their contract more than 50% of the time and when local services are chosen, 98% of the time they also select our long distance services."

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(sm) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 589,000 access lines as of December 31, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the provision of local dial tone voice services, the deployment and activation of fiber access to the PowerPath(sm) Network. reduced operating costs, migration of customers on-net, improved margins, attainment of positive EBITDA and profitability. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.
                              # # #
Finance Contact: John Pittenger
CTC Communications
781-466-1302 (t)
pitt@ctcnet.com (e)
www.ctcnet.com

Media Contact: Alan Russell
CTC Communications
781-466-8731 (t)
arussell@ctcnet.com (e)
www.ctcnet.com

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 18, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration